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                                                                    EXHIBIT 10.3

                             SS&C TECHNOLOGIES, INC.
                 1999 NON-OFFICER EMPLOYEE STOCK INCENTIVE PLAN

1. Purpose.

            The purpose of this 1999 Non-Officer Employee Stock Incentive Plan (the "Plan") of SS&C Technologies, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code").

2. Eligibility.

            All of the Company's employees (and any individuals who have accepted an offer for employment), consultants and advisors, other than those who are also officers (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) or directors of the Company, are eligible to be granted options, restricted stock awards or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant."

3. Administration, Delegation.

      (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

      (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

      (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

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4. Stock Available for Awards.

            Subject to adjustment under Section 8, Awards may be made under the Plan for up to 1,250,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5. Nonstatutory Stock Options.

      (a) General. The Board may grant nonstatutory stock options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. No Option granted under the Plan shall be intended to be an "incentive stock option" as defined in Section 422 of the Code.

      (b) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

      (c) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

      (d) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(e) for the number of shares for which the Option is exercised.

      (e) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

            (1) in cash or by check, payable to the order of the Company;

            (2) except as the Board may, in its sole discretion, otherwise provide in an Option Agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

            (3) to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board or (iii) by payment of such other lawful consideration as the Board may determine; or

            (4) by any combination of the above permitted forms of payment.

      (f) Deferral. Any Participant who is a participant in a deferred compensation plan established by the Company may elect with the permission of the Board and in accordance with rules established by the

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Board to defer the receipt of any shares of Common Stock issuable upon the exercise of an Option provided that such election is irrevocable and made at least that number of days prior to the exercise of the Option which shall be determined by the Board. The Participant's account under such deferred compensation plan shall be credited with a number of stock units equal to the number of shares so deferred.

6. Restricted Stock.

      (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

      (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. Other Stock-Based Awards.

            The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8. Adjustments for Changes in Common Stock and Certain Other Events.

      (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the number and class of securities and exercise price per share subject to each outstanding Option, (iii) the repurchase price per share subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this
Section 8(a) applies and Section 8(b) also applies to any event, Section 8(b) shall be applicable to such event, and this Section 8(a) shall not be applicable.

      (b) Acquisition Events.

            (1) Consequences of Acquisition Events. Upon the occurrence of an Acquisition Event (as defined below), each outstanding Option or Award shall be assumed or an equivalent option or award substituted by the successor entity or a parent or subsidiary of the successor entity, unless the successor

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entity refuses to assume or substitute for the Option or Award, in which case
(i) the Participant shall have the right to exercise the Option in full, including with respect to shares of Common Stock as to which it would not otherwise be exercisable; (ii) all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (iii) any other stock-based Awards outstanding shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event. If an Option or Award is exercisable in lieu of assumption or substitution in the event of an Acquisition Event, the Board shall notify the Participant in writing or electronically that the Option or Award shall be fully exercisable for a period of not less than forty-five
(45) days from the date of such notice, and the Option or Award shall terminate upon the expiration of such period.

            Each Option or other Award assumed or substituted pursuant to the immediately preceding paragraph shall include a provision to the effect that such Option or Award shall become immediately exercisable (or vested) in full if, on or prior to the first anniversary of the Acquisition Event, the Participant terminates his or her employment for Good Reason or is terminated without Cause by the surviving or acquiring entity. "Good Reason" shall mean any significant diminution in the Participant's title, authority or responsibilities from and after such Acquisition Event or any reduction in the annual cash compensation payable to the Participant from and after such Acquisition Event. "Cause" shall mean any willful misconduct by the Participant which affects the business reputation of the Company or willful failure by the Participant to perform his or her material responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, noncompetition or other similar agreement between the Participant and the Company). The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.

            An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.

            (2) Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company as a result of a merger or consolidation of the employing entity with the Company or the acquisition by the Company of property or stock of the employing entity. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

9. General Provisions Applicable to Awards.

      (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

      (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine, it being understood that an electronic form of Award shall be deemed to be a

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written instrument for purposes of the Plan. Each Award may contain terms and conditions in addition to those set forth in the Plan.

      (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

      (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

      (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act,

            Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

      (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type and changing the date of exercise or realization, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Without intending to limit the generality of the preceding sentence, the Board may, without amending the Plan, modify Awards granted to Participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customers of such foreign jurisdiction with respect to tax, securities, currency, employee benefits or other matters.

      (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

      (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

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10. Miscellaneous

      (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

      (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

            Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

      (c) Effective Date and Term of Plan. The Plan is effective as of October 19, 1999, the date on which it was adopted by the Board (the "Effective Date"). No Awards shall be granted under the Plan after the completion of ten years from the Effective Date, but Awards previously granted may extend beyond that date.

      (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

      (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                   Adopted by the Board of Directors on October 19, 1999

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                            SS&C TECHNOLOGIES, INC.
                 1999 NON-OFFICER EMPLOYEE STOCK INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

1. Grant of Option. On [______] (the "Grant Date"), SS&C Technologies, Inc., a Delaware corporation (the "Company"), hereby grants to [________________] (the "Optionee"), an option ("Option"), pursuant to the Company's 1999 Non-Officer Employee Stock Incentive Plan, as amended (the "Plan"), to purchase an aggregate of [_______] shares (the "Shares") of common stock, $.01 par value per share, of the Company at an exercise price of $[_____] per share (the "Exercise Price"), purchasable as set forth in, and subject to the terms and conditions of, this Option and the Plan, which is incorporated herein by reference. Unless earlier terminated, this Option shall expire on [________] (the "Final Exercise Date"). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.

      It is intended that this Option shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2. Vesting Schedule.

      This Option will become exercisable ("vest") as to 25% of the original number of Shares on the first anniversary of the Grant Date and as to an additional 2.0833% of the original number of Shares on the day of the month of the Grant Date for each successive month following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date.

      The right of exercise shall be cumulative so that to the extent this Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this Option under the provisions hereof or the Plan.

3. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule as follows:

      (i) Right to Exercise.

            (a) This Option may not be exercised for a fraction of a Share.

            (b) In the event of the Optionee's death or disability or if the Optionee ceases to be an Eligible Participant (as defined below), the exercisability of this Option is governed by Sections 6 and 7 below, subject to the limitation contained in subsection 3(i)(c).

            (c) In no event may this Option be exercised after the Final Exercise Date.

      (ii) Method of Exercise. Unless the Company or its agents notify the Optionee of alternate exercise procedures, each election to exercise this Option shall be in writing and shall state the election to exercise this Option and the number of Shares with respect to which this Option is being exercised. Such written notice shall be signed by the Optionee and shall be delivered to the Secretary of the Company in person, by certified mail or by such other means acceptable to the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

      No Shares will be issued pursuant to the exercise of this Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or stock market upon which the Shares may then be listed.

4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof at the election of the Optionee:

      (i) cash; or

      (ii) check; or

      (iii) by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the Exercise Price, or by delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the Exercise Price; or

      (iv) surrender of other shares of common stock of the Company which (A) have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised.

5. Continuous Relationship with the Company Required. Except as otherwise provided in Section 7 below, this Option may not be exercised unless the Optionee, at the time he or she exercises this Option, is, and has been at all times since the Grant Date of this Option, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant").

6. Termination of Relationship with the Company. In the event the Optionee ceases to be an Eligible Participant, the Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option for a period of three months following the Termination Date. To the extent that the Optionee was not entitled to exercise this Option at the date of such termination, or if the Optionee does not exercise this Option within the time specified herein, this Option shall terminate. Notwithstanding the foregoing, if the Optionee, during the term of this Option, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Optionee and the Company, the right to exercise this Option shall terminate immediately upon such violation.

7. Exercise Period Upon Death or Disability. If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the date of expiration of this Option while he or she is an Eligible Participant and the Company has not terminated such relationship for "Cause" as specified in Section 8 below, this Option shall be exercisable, within the period of twelve (12) months following the date of death or disability of the Optionee by the Optionee (or in the case of death by an authorized transferee), provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Optionee on the date of his or her death or disability, and further provided that this Option shall not be exercisable after the Final Exercise Date.

8. Discharge for Cause. If the Optionee, prior to the date of expiration of this Option, is discharged by the Company for "Cause" (as defined below), the right to exercise this Option shall terminate immediately upon the effective date of such discharge. "Cause" shall mean willful misconduct by the Optionee or willful failure by the Optionee to perform his or her responsibilities to the Company (including, without limitation, breach by the Optionee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Optionee and the Company), as determined by the Company, which determination shall be conclusive. The Optionee shall

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be considered to have been discharged for Cause if the Company determines, within 30 days after the Optionee's resignation, that discharge for Cause was warranted.

9. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10. Term of Option. This Option may be exercised only within the term expiring on the Final Exercise Date, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

11. Withholding. No Shares will be issued pursuant to the exercise of this Option unless and until the Optionee pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this Option.

12. Acquisition Events. This Option shall become immediately exercisable in full if, on or prior to the first anniversary of an Acquisition Event, the Optionee terminates his or her employment for Good Reason or is terminated without Cause (for purposes of this Section 12, as defined in the Plan) by the surviving or acquiring corporation.

                                               SS&C TECHNOLOGIES, INC.

                                               By: ____________________________

                                                   Name:
                                                   Title:

OPTIONEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S 1999 NON-OFFICER EMPLOYEE STOCK INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT, DIRECTORSHIP, CONSULTANCY OR OTHER RELATIONSHIP WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY OR OTHER RELATIONSHIP ANY TIME, WITH OR WITHOUT CAUSE.

      The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of this Option. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company upon any questions arising under the Plan or this Option. The Optionee further agrees to notify' the Company upon any change in the residence address indicated below.

Dated: ____________                            ________________________________

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                                               [Name of Employee]

                                               Residence Address:
                                               [Insert Employee Address]

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